UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Stockholders Agreement

On April 10, 2015 (the “Effective Date”), Par Petroleum Corporation (the “Company”) and certain stockholders who are parties to the Stockholders Agreement dated August 31, 2012 (as amended and supplemented from time to time, the “Stockholders Agreement”), agreed to terminate the Stockholders Agreement pursuant to its terms. No penalties or payments were due as a result of the termination of the Stockholders Agreement. As previously disclosed, the Stockholders Agreement provided the stockholders that were party thereto with certain rights regarding, among other things, the designation of individuals to serve as directors on the Company’s board of directors.

The foregoing description of the termination of the Stockholders Agreement is qualified in its entirety by reference to the Termination of Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

New Stockholders Agreement

On the Effective Date, and contemporaneously with the termination of the Stockholders Agreement, the Company made and entered into a new stockholders agreement (the “New Stockholders Agreement”) for the benefit of any Company securities entitled to vote for members of the Company’s board of directors. Pursuant to the New Stockholders Agreement, the Company agreed to provide certain financial reports to its stockholders in the event that it is no longer required to file annual and quarterly reports with the United States Securities and Exchange Commission.

The foregoing description of the New Stockholders Agreement is qualified in its entirety by reference to the New Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Stockholders Agreement and the New Stockholders Agreement and the information included in Item 5.03 of this Current Report on Form 8-K regarding the Bylaw Amendment are incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the Company’s amended and restated bylaws (as amended and supplemented from time to time, the “Bylaws”) were amended pursuant to the Fourth Amendment to the Bylaws (the “Bylaw Amendment”).

Pursuant to the Bylaw Amendment, all references to the Stockholders Agreement that were included in the Bylaws were deleted.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Fourth Amendment to the Amended and Restated Bylaws of Par Petroleum Corporation dated April 10, 2015.

4.1	Stockholders Agreement dated April 10, 2015.

10.1	Termination of Stockholders Agreement dated April 10, 2015 by and among Par Petroleum Corporation, Zell Credit Opportunities Fund, L.P., ZCOF Par Petroleum Holdings, LLC, Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox Concentrated Convertible Arbitrage Partners, LP, and Whitebox Asymmetric Partners, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: April 13, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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